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                                                                   EXHIBIT 10.38



                AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

         THIS AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT (the "Agreement") between Fresh Foods, Inc., a North Carolina corporation (the "Company"), and James C. Richardson, Jr. (the "Executive") is dated as of July 6, 1999 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, the Executive is an executive officer of the Company, having provided management services through HERTH Management, Inc. ("HERTH"), thereby acquiring an intimate knowledge of the business and affairs of the Company and having clearly demonstrated the ability to perform valuable services for the Company; and

         WHEREAS, the Company considers it to be in the best interests of its shareholders to encourage continuity of management; and

         WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control of the Company (as defined below) may result in the termination of the Executive's management of the Company or in the distraction of the Executive from the performance of his duties to the Company, in either case to the detriment of the Company and its shareholders; and

         WHEREAS, the Company recognizes that the Executive could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur; and

         WHEREAS, in view of the premises, the Company and the Executive entered into that certain Change in Control Agreement dated as of August 29, 1997 (the "Original Agreement"), in order to protect the Executive in the event that a Change in Control of the Company were to occur, thereby encouraging the Executive to continue to manage the Company and not be distracted from the performance of his duties to the Company; and

         WHEREAS, the Company and the Executive desire to amend the Original Agreement to facilitate the possible sale of a business segment of the Company and to decrease the benefits payable to the Executive upon a Change in Control of the Company;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Construction; Definitions.

         (a) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision. The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement. References in this Agreement to any




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Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

         (b) As used in this Agreement, the following terms shall have the meanings indicated:

                  (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (ii) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of the Company constituting a Substantial Block, but shall not include (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan, (B) any Person consisting of or including any or all of Messrs. James C. Richardson, Jr., David R. Clark and James E. Harris, but only if and so long as such Person consists of or includes at least one full-time employee of the Company, and (C) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock or other voting securities of the Company outstanding since the last date on which such Person acquired Beneficial Ownership of any securities of the Company included in such Substantial Block.

                  (iii) "After-Tax Payments" means payments to or for the benefit of the Executive under this Agreement after reduction for any and all federal, state and local income tax and excise tax liabilities of the Executive resulting therefrom.

                  (iv) "Agreement" means this Amended and Restated Change in Control Agreement as it may be amended from time to time in accordance with Section 10.

                  (v) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (A) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has (1) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise or (2) the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the





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                  Exchange Act), including pursuant to any agreement,
                  arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (2) if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations of the Exchange Act and (y) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (B) that are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (2) of subparagraph (A) of this paragraph (v)) or disposing of any voting securities of the Company.

No part of this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own" any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of forty days after the date of such acquisition.

                  (vi) "Board of Directors" means the entire Board of Directors of the Company.

                  (vii) A "Business Combination" shall occur when

                           (A) any Person (other than a Subsidiary of the
                  Company) combines or consolidates with, or merges with and into, the Company, and the Company shall be the continuing or surviving corporation of such combination, consolidation or merger and, in connection with such combination, consolidation or merger, all or part of the shares of Voting Stock shall be changed into or exchanged for other securities of any Person or cash or any other property;

                           (B) the Company combines or consolidates with, or
                  merges with and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving corporation of such combination, consolidation or merger; or

                           (C) the Company sells or otherwise transfers (or one
                  or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets, cash flow or earning power aggregating more than 90 percent of





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                  the assets, cash flow or earning power of the Company and its
                  Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any Subsidiary of the Company).

                  (viii) A "Change in Control of the Company" shall have occurred if, after the Effective Date,

                           (A) individuals who, as of the date hereof,
                  constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board;

                           (B) any Person, alone or together with its Affiliates
                  and associates, at any time after the Effective Date, shall become an Acquiring Person;

                           (C) a Business Combination shall be consummated; or

                           (D) the Company is liquidated or dissolved.

                  (ix) "Change in Control Date" means the date of occurrence of a Change in Control of the Company.

                  (x) "Company" has the meaning assigned to such term in the recitals to this Agreement and shall include any Person with or into which such Person shall have been merged or consolidated or to which such Person shall have transferred all or substantially all of its assets.

                  (xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (xii) "Expiration Date" means the end of the ten-year period beginning on the Effective Date.

                  (xiii) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision of any government. When the context of this Agreement so indicates, such term also has the meaning assigned to it in Section 13(d) of the Exchange Act.



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                  (xiv) "Subsidiary" means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                  (xv) "Shares" means shares of capital stock of the Company.

                  (xvi) "Substantial Block" shall mean a number of shares of the Voting Stock equal to or in excess of 15% of the number of shares of the Voting Stock then outstanding.

                  (xvii) "Voting Stock" means Shares the holders of which are entitled to vote for the election of directors of the Company, but excluding Shares entitled to vote only upon the occurrence of a contingency unless that contingency shall have occurred.

         Section 2. Term. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then, whether or not the Executive's role as an executive officer of the Company shall at any time thereafter be terminated, the Executive shall be entitled to receive the benefits provided for in this Agreement. The term of this Agreement shall begin on the Effective Date and, unless extended pursuant to the third sentence of this Section or terminated pursuant to the fourth sentence of this Section, shall expire at the Expiration Date. If the Company shall not have given written notice to the Executive at least 45 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be extended automatically for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless and until the Company shall give written notice to the Executive at least 45 days before the end of any one-year period for which the term of this Agreement shall have been extended that such term will expire at the end of such one-year period, whereupon the term of this Agreement shall expire at the end of such one-year period.

         Section 3. Benefits Payable Upon Change in Control. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then the Executive shall be entitled to the following benefits:

                  (i) The Company shall pay to the Executive, as a lump sum, an amount equal to the sum of:

                           (A) three times the amount of the base salary paid,
                  payable or allocated by any and all of HERTH and the Company to the Executive for services rendered to the Company during the most recent complete fiscal year of the Company, regardless of when such salary may have been paid or payable, plus




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                           (B) three times the amount of the aggregate cash
                  bonus paid, payable or allocated by any and all of HERTH and the Company to the Executive for services rendered to the Company during the most recent complete fiscal year of the Company, regardless of when such bonus may have been paid or payable, plus

                           (C) an amount determined by the Company to be equal
                  to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Executive resulting from the payments due pursuant to clauses (A), (B) and (C) hereof; provided, however, that, if the Company determines that the total of all After-Tax Payments would be increased by the limitation or elimination of any payment under this Section 3, then amounts payable under this Section 3 shall be reduced to the extent, and only to the extent, determined necessary by the Company to maximize the After-Tax Payments; and provided further that the Company shall withhold from all payments to be made to the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company determines that it is required to withhold.

         Each payment required to be made to the Executive pursuant to the foregoing provisions of this Section 3 shall be made by bank check or other good funds on the Change in Control Date.

                  (ii) The Company shall transfer and convey to the Executive all of its right, title and interest in and to the motor vehicle currently used by the Executive for business purposes. Upon request by the Executive, the Company will execute and deliver all such documents and take all such other actions as the Executive may reasonably request to better evidence such transfer and conveyance.

         Section 4. Notices. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

                  (i) if to the Executive, at the Executive's address last shown on the Company's records, and

                  (ii) if to the Company, at P.O. Box 3967, Hickory, North Carolina 28603, directed to the attention of the Corporate Secretary;

or, in either case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other party.

         Section 5. Expenses of Enforcement. Upon demand by the Executive made to the Company, the Company shall reimburse the Executive for all reasonable expenses (including legal fees and expenses) incurred by the Executive in enforcing or seeking to





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enforce the payment of any amount or other benefit to which the Executive shall become entitled pursuant to this Agreement.

         Section 6. No Obligation to Mitigate. The Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of employment by another Person. No amount paid or payable to the Executive by HERTH at any time or for any reason shall be considered in mitigation of any amount due to him under this Agreement.

         Section 7. Confidential Information. From the Effective Date until the expiration of the term of this Agreement, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's management of the Company or any of its affiliated companies and that shall not have become public knowledge (other than as a result of acts by the Executive in violation of this Section). The Company, however, shall not withhold or reduce any amount or other benefit payable to the Executive pursuant to the terms of this Agreement, or otherwise, on the ground that the Executive has breached or threatened to breach the foregoing provisions of this Section; the sole remedy of the Company for a breach or anticipated breach of such provisions shall be injunctive relief.

         Section 8. Amendment and Waiver. This Agreement may be amended or waived only by a written instrument signed by both parties. No waiver by either party of any breach of this Agreement shall be considered a waiver of any other or subsequent breach.

         Section 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

         Section 10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

         Section 11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         Section 12. Assignment. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative. The Executive may assign to HERTH his rights pursuant to this Agreement or any provision hereof. The Company shall not assign any of its obligations under this Agreement, by operation of law or otherwise, without the express prior written consent of the Executive; any assignment supposedly effected absent such consent shall be void.



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         Section 13. Original Agreement. The Original Agreement, as amended and restated hereby, is hereby ratified and confirmed in all respects.

         Section 14. Entire Agreement; No Effect on Options. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral. This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it. This Agreement shall not be construed as having any effect on the rights of the Executive under the stock option agreements and related stock option plans that govern stock options granted by the Company to the Executive and held by the Executive at the Effective Date or Change in Control Date.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the Effective Date.

FRESH FOODS, INC.                           Attest:


By: /s/ James E. Harris                     /s/ Matthew V. Hollifield
    -----------------------------           -----------------------------
    James E. Harris                         Matthew V. Hollifield
    Chief Financial Officer                 Assistant Secretary


THE EXECUTIVE:


/s/ James C. Richardson, Jr.    (L.S.)
--------------------------------
James C. Richardson, Jr.

























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